UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2017

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2017, HMS Income Fund, Inc. (the “Company”) and ORIX Funds Corp. (“ORIX”) entered into a limited liability company agreement to co-manage HMS-ORIX SLF LLC (the “Joint Venture”). The Joint Venture is expected to invest primarily in broadly-syndicated loans. The Company and ORIX will have equal representation on the Joint Venture’s Board of Managers. The Company and ORIX have committed to provide an aggregate of $50 million of equity to the Joint Venture, with the Company providing $30 million and ORIX providing $20 million. The Company and ORIX will initially own 60% and 40% of the Joint Venture, respectively. Additionally, the Joint Venture has entered into a $100 million credit facility with Bank of America, N.A. that will help the Joint Venture achieve its investment objectives.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	HMS-ORIX SLF LLC Limited Liability Company Agreement, dated as of April 4, 2017, by and between HMS Income Fund, Inc. and ORIX Funds Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

April 10, 2017	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer